Exhibit 10.6 Consulting Agreement between Skye and Digital Crossing, LLC

AGREEMENT
FOR CONSULTING SERVICES

THIS AGREEMENT is made and entered into as of this 1st day of February, 2004, by and between DIGITAL CROSSING, LLC, (hereinafter referred to as “Consultant”) and TANKLESS SYSTEMS WORLDWIDE, INC., a Nevada corporation (“Company”).

WHEREAS, Consultant has certain expertise in managerial, finance and business matters that would be beneficial to Company’s business. Consultant is familiar with the Company, its proposed business plans, and its strategy for raising capital.

In consideration of the Consultant’s engagement by the Company, of the mutual covenants contained herein, the mutual reliance of the parties thereon and the mutual benefits to be derived therefrom, including, but not limited to, the enhancement of the Company’s ability to raise capital, solicit investors, sell product, provide sales training to distributors and increase the value of its stock (of which the Consultant may be a shareholder) and to generally conduct its business, the parties hereto hereby agrees as follows.

1. Engagement. Consultant is hereby retained as a consultant by Company. Consultant will perform services in connection with (i) the evaluation of potential business opportunities for Company, (ii) the business operations and management of Company, (iii) the development of business strategies for Company, and (iv) raising public and private capital for the Company (the services identified in foregoing clauses (i) through (iv) are hereinafter collectively referred to as the “Consulting Services”), as well as other similar and related services which may be specifically assigned from time to time. Consultant’s performance will be reviewed periodically by the Company to ensure that the provisions of this Agreement are being fulfilled and that the activities undertaken in the course of the assignment are consistent with this Agreement and the policies of the Company. Consultant shall devote only such time to the business of the Company as shall be necessary for the efficient operation of the Company's business during the Term hereof; provided, however, nothing in this agreement shall be construed as requiring the services of Consultant full time. Consultant will undertake such services under the direction of the CEO or the Board of Directors of the Company. The failure of the Company to use Consultant’s services shall not be a reason to cancel this agreement and Company understands that Consultant is blocking time for the Company and will be unable to recapture the value of this time should Company not use this blocked time.

2. Performance. The Company agrees that the services to be furnished by Consultant hereunder shall be performed by such persons as determined by Consultant unless the Company shall otherwise stipulate in writing and Consultant agrees that the execution of this Agreement shall obligate both Consultant and its representatives personally with regard to Paragraphs 8 through 15 hereof.

3. Good Faith Performance; Policies and Procedures. Consultant agrees to act diligently, efficiently and in good faith in the performance of the services to be furnished pursuant to this Agreement, and shall continue to observe a duty of loyalty to the Company and its affiliates in relation to all communications with employees, customers, clients and other business contacts and business relations of the Company. All services, work and work product shall be professional in quality and responsive to the mandate of this Agreement and the needs of the Company. Consultant agrees to adhere strictly to the policies, codes and standards of the Company, as amended from time to time, while doing business under this Agreement.

4. Term. The term of this Agreement shall be for a period of one year commencing on the effective date hereof, as set forth above and ending on the first anniversary thereof (the “Term”).

5. Compensation. In consideration for the services to be provided by Consultant by this Agreement, and as full and complete compensation therefore, the Company will pay Consultant as follows:

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(a) The Company will pay to Consultant a monthly fee in the amount of $3,500.00, payable semi-monthly, in arrears, on the 15th and last day of each month during the Term of this Agreement commencing February 15, 2004 (for the period February 1 through February 15). Any partial month shall be pro-rated and the payment next due shall reflect such proration.

(b) The Company will pay to Consultant an additional fee (“Additional Fee”) in the form of stock. The Additional Fee shall be payable through the issuance of shares of common stock, $0.001 par value, of the Company, restricted pursuant to the provisions of Rule 144 of the Securities Act of 1933 (the “Shares”), as follows:

(i) One Hundred Twenty Thousand (120,000) Shares shall be issued upon execution of this Agreement. These Shares shall be fully earned, 1/12 each month during the term of this Agreement. The original certificate evidencing these Shares shall bear a legend acknowledging the vesting terms. The holder of the certificate may, from time to time, tender such certificate to the Transfer Agent of the Company to have those shares that have theretofore vested, removed from such restriction. In the event of a termination of this Agreement for whatever reason or no reason at all, the unvested portion of such Shares shall immediately vest in payment of liquidated damages and no portion thereof shall thereafter be subject to refund or return to the Company;

(ii) One Hundred Thousand (100,000) Shares shall be issued to Consultant at such time as the Company shall have secured the next round of financing in an amount not less than $1,500,000 gross, it being understood that such financing may occur in one or a series of transactions or offerings; and

(iii) One Hundred Thousand (100,000) Shares shall be issued to Consultant at such time as the Company, or one of its subsidiaries, shall have commenced the marketing or licensing of one or more products based on new technology derived from research and development undertaken by the Company, or its affiliates, directly or through contracts with Alliance Engineered Systems and/or others; and

(c) In addition to the foregoing, the Company agrees to grant to Consultant an option to purchase 300,000 Shares of the Company’s common stock, $0.001 par value, restricted pursuant to the provisions of Rule 144 of the Securities Act of 1933 (the “Option Shares”), pursuant to the terms and conditions of the Option Agreement attached hereto as Exhibit “A” incorporated herein by reference for all purposes.

(d) All Shares issued in satisfaction of the Additional Fee shall be deemed to have a stated fair market value of $0.05 per share (which price was not arbitrarily determined, and takes into consideration the current price of the Company’s free trading shares and the restrictions placed on the shares issued or to be issued in payment of the Additional Fee, the financial condition of the Company and its operations at the time of execution of this Agreement, and the fact that the public market for such stock has been substantially illiquid for some time and subject to dramatic changes based on volume). When issued and delivered to Consultant as payment for services rendered as provided by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(e) Consultant reserves the right to designate, in writing, specific individuals in whose names the Shares and Additional Shares are to be issued and the addresses to which the certificates evidencing such shares are to be sent.

(f) In the event of termination of this Agreement at the end of the Term hereof or for any reason or no reason whatsoever, upon the occurrence of such event, the Additional Fee shall be deemed fully earned and payable and all Shares not theretofore issued, as provided herein, including those Shares provided for in subparagraphs (ii) and (iii) of paragraph 5(b) above, shall be immediately issued to Consultant.

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(g) If at any time during the period from the date hereof until such time as the restrictions imposed by Rule 144 of the Securities Act of 1933 with respect to any Shares issued pursuant hereto shall have expired, the Company files a registration with the SEC on Form S8 for the issuance of free-trading shares to directors, officers, employees and consultants of the Company, then, in such event, the holder of the Shares issued or to be issued to Consultant pursuant to this Agreement shall have the right, prior to the issuance of any other shares pursuant to such registration, to exchange such Shares for free-trading shares issued pursuant to such registration.

6. Piggy-Back Registration Rights. The Company does not have any present intention and is under no obligation to register the Shares under the Securities and Exchange Act of 1933 or applicable state securities laws. Nonetheless, the Company hereby gives the Consultant unlimited Piggy-Back Registration Rights under this Agreement. If at any time the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to Consultant written notice of the Company’s intention to file a Registration Statement and of Consultant’s rights under this Section 6 and, if within twenty (20) days after receipt of such notice, Consultant shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities Consultant requests to be registered. No right to registration of Registrable Securities under this Section 6 shall be construed to limit any registration. If an offering in connection with which Consultant is entitled to registration under this Section 6 is an underwritten offering, then Consultant whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering. For purposes of this Section 6, the term “Registrable Securities” shall include any Shares or Option Shares issued or to be issued pursuant to this Agreement or otherwise held by Consultant.

7. Reimbursement of Expenses. The Company will reimburse Consultant for all reasonable out-of-pocket expenses, such as transportation, hotels, meals, on-line data base fees and telephone, necessarily incurred by Consultant in connection with Consultant’s duties for any trip made at our request. The Company will reimburse Consultant for any other payments made by Consultant to third parties only when authorized in advance by the Company. Reimbursement of expenses will be made only in response to itemized invoices satisfactory to the Company together with receipts and other supporting documentation (all of which are subject to substantiation to and verification by the Company, in its reasonable discretion) in the name of the Consultant and submitted by Consultant to the Company.

8. Status of Consultant. Consultant is and shall continue to be an independent contractor and nothing contained in this Agreement is intended to give rise to nor shall be construed to give rise to or create an employer/employee relationship, a partner-ship, joint venture or business trust arrangement between the Company, on the one hand, and the Consultant, on the other hand.

9. Company Indemnity to Consultant. Company will indemnify, defend with counsel of Consultant’s choice, and hold harmless the Consultant, its affiliates, directors, officers, employees, agents and representatives, against all losses, claims, liabilities, damages and expenses, including attorney’s fees, incurred by or demanded from the Consultant, directly or indirectly arising out of or resulting from (i) any act or omission made by Company or Company’s employees, agents or subcontractors related to services performed for the Consultant hereunder which is negligent or which constitutes a breach of any of the terms of this Agreement, or (ii) any untrue or inaccurate representation made in this Agreement or in connection with Consultants engagement hereunder. Notwithstanding any other provision of this Agreement to the contrary, the representations and obligations of the Company in this Paragraph shall survive the termination or completion of this Agreement.

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10. Consultant Indemnity to Company. Consultant will indemnify, defend with counsel of Company’s choice, and hold harmless the Company, its affiliates, directors, officers, employees, agents and representatives, against all losses, claims, liabilities, damages and expenses, including attorney’s fees, incurred by or demanded from the Company, directly or indirectly arising out of or resulting from (i) any act or omission made by Consultant or Consultant’s employees, agents or subcontractors related to services performed for the Company hereunder which is negligent or which constitutes a breach of any of the terms of this Agreement, or (ii) any untrue or inaccurate representation made in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the representations and obligations of the Consultant in this Paragraph shall survive the termination or completion of this Agreement.

11. Disclosure of Inventions, etc. The Consultant shall promptly disclose to the Company, in writing and form satisfactory to the Board of Directors thereof: all discoveries, developments, improvements and innovations, whether or not patentable, (hereinafter referred to as “Inventions”) conceived, developed, created, made or reduced to practice by the Consultant during the term hereof, which are in any way related to the business of the Company and whether conceived or made during regular working hours or any other time. The Consultant shall likewise disclose to the Company any such Inventions conceived or made by others which may be of benefit to the Company, the knowledge of which the Consultant obtained during the term hereof.

12. Assignment of Inventions, etc. The Consultant hereby assigns, transfers and conveys all of his rights, title and interest to or in any and all such Inventions to the Company. The Consultant further agrees to execute such documents and to perform such other actions and activities, at the expense of the Company, as may be necessary or desirable as determined by the Company’s Board of Directors thereof: (i) for the filing of patent applications and issuance of patents (both domestic and foreign) for such Inventions; and (ii) to complete exclusive ownership by the Company of such Inventions and patent applications and patents. It is mutually understood and agreed that the term “Inventions” as used herein shall be construed to include all forms of intellectual property and the term “patent” as used herein shall be interpreted to include all forms of intellectual property protection, including, without limitation, patents, copyrights, international copyrights and literary property.

13. Confidentiality and Non-Disclosure. Consultant understands and acknowledges that the Company and its affiliates have developed and rely on contacts, confidential information and trade secrets relating to the business and affairs of the Company and its affiliates and that such information is the sole and exclusive property of the Company (“Confidential Information”). The foregoing Confidential Information includes matters known to the Company and its Affiliates prior to the date of this Agreement as well as matters newly acquired by the Company and its affiliates during the term of this Agreement. The Consultant agrees to hold all such Inventions, and Confidential Information as Trade Secrets and proprietary information of the Company and further warrants never to use any such Inventions, Confidential Information to compete with or against the Company either during the term of this Agreement or at any time thereafter. Consultant shall hold in confidence, not use, except for the benefit of the Company, and not disclose to anyone without prior written authorization by the Company, any and all Confidential Information, written, oral or otherwise, relating to the Inventions or the business or operations of the Company, or its clients or customers, including, without limitation, scientific or technical information, market or marketing information, personal contacts, designs, processes, procedures, formulas or improvements which Consultant may obtain prior to, during or subsequent to the term of this Agreement. The Consultant further agrees to hold and use articles representing or disclosing said Inventions and information only in such manner as would benefit and protect the Company including holding such information in confidence until the release thereof is authorized by the Company’s Board of Directors. Consultant shall deliver or return to the Company, upon its request, all information in tangible form which Consultant received from the Company including all copies thereof. The Consultant further warrants that during the term hereof he will maintain full fidelity to the stockholders of the Company and guard and protect the interests thereof with the same prudence and diligence as he would his own. Title in any information or data received from the Company, including all copies thereof, shall be in and remain with the Company at all times. Except as otherwise expressly provided herein, the provisions of this Paragraph shall be effective and remain in full force and effect for a period of five (5) years following the termination of this Agreement.

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14. Disclosure to Media. Consultant agrees not to advertise or make any public announcements to the media or to others regarding the existence of this Agreement or the performance hereunder without the prior written approval of the Company.

15. Injunctive Relief. The Consultant agrees that the breach by him of any of the foregoing covenants contained in paragraphs 8 through 12 hereof is likely to result in irreparable harm, directly or indirectly, to the Company and therefore the Consultant consents and agrees that if he violates any of such obligations, the Company shall be entitled, among and in addition to any other rights or remedies available hereunder or otherwise, to temporary and permanent injunctive relief to prevent the Consultant from committing or continuing a breach of such obligations.

16. Severability, Reformation. It is the desire, intent and agreement of the parties hereto that the restrictions placed upon the Consultant by paragraphs 8 through 13 hereof shall be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought. Accordingly, if, and to the extent that, any portion of the covenants contained in these paragraphs shall be adjudicated to be unenforceable, such portion shall be deemed amended to delete therefrom or to reform the portion thus adjudicated to be invalid or unenforceable, such deletion or reformation to apply only with respect to the operation of such portion in the particular jurisdiction in which such adjudication is sought.

17. Attorney’s Fees, etc. If it shall be necessary for either party to place this Agreement in the hands of an attorney at law for enforcement of any of the provisions hereof, the non-prevailing party in such matter shall be liable to the prevailing party for all costs, expenses and reasonable attorney’s fees incurred in connection therewith, irrespective of whether suit shall be commenced. The costs, expenses and attorney’s fees shall include, but not be limited to, costs, expenses and attorney’s fees incurred on appeal or in administrative proceedings.

18. No Withholding of Taxes. By reason of the independent status of Consultant, the Company is not required to and will not withhold federal, state or local income or any other tax from any payment to Consultant under this Agreement and may file information returns with the United States Internal Revenue Service or similar state or local agencies regarding such payments under conditions imposed by applicable law or regulations.

19. Notices. Any notices or communications hereunder must be in writing, delivered in person or transmitted by Registered or Certified United States Mail, postage prepaid, return receipt requested, addressed as follows, unless such address is changed by written notice:

If to Company:	Tankless Systems Worldwide,Inc. 7650 E. Evans Rd., Suite C Scottsdale, Az 85260
If to the Consultant:	Digital Crossing, LLC 2067 Questa Drive Windsor, Ontario, Canada N8P 1N8

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

21. Restriction on Assignment. This Agreement requires the personal services of Consultant and Consultant may not assign performance hereunder to any other person except when specifically approved in writing by the Company. In such cases, the name, address, telephone number, social security number or employer identification number, and other identifying information shall be furnished to the Company. Consultant will require that any of its employees who provide services to the Company pursuant to this Agreement will execute a certification embodying the terms of this Agreement.

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22. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

23. Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any prior understandings, commitments, or agreements, written or oral, with respect to the subject hereof. This Agreement shall not be modified, varied or amended except by written instrument of subsequent date duly executed by an authorized representative of each party. If any provision of this Agreement is found invalid, unenforceable, or illegal by any court of competent jurisdiction, any such finding shall not affect the validity of the remaining provisions which shall remain in full force and effect.

24. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in multiple counterparts effective as of the date first written above.

TANKLESS SYSTEMS WORLDWIDE, INC. a Nevada corporation	DIGITAL CROSSING, LLC,
/s/ Thomas Kreitzer	/s/ Preston J. Shea

Name Thomas Kreitzer Title CEO	Name Preston J. Shea Title Manager

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STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this "Agreement"), dated as of February ___, 2004, (the "Grant Date"), is between Tankless Systems Worldwide, Inc., a Nevada corporation (the "Company"), and Digital Crossing, LLC (the "Grantee").

1. Grant of Option, Exercise Price and Term.

(a) The Company irrevocably grants to the Grantee and Grantee is entitled, subject to the terms and conditions set forth in this Stock Option Agreement (the "Option") to purchase Three Hundred Thousand (300,000) fully paid, duly authorized and nonassessable shares of common stock, $0.001 par value per share, of the Company (the "Option Shares") from the Company, at any time commencing from the date hereof and continuing for five (5) years from the date hereof, (the “Exercise Period”) at an exercise price of Fifty cents ($0.50 U.S.) per Share (the “Exercise Price”), subject to adjustment pursuant to Section 8 hereof

(b) The term of this Option shall be a period of five (5) years from the Grant Date (the "Option Period"). During the Option Period, the Option shall be fully vested.

(c) The Option shall be fully exercisable as of the Grant Date.

(d) The Company shall not be required to issue any fractional shares of Stock.

2. Method of Exercise. Subject to the provisions of this Section, the Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company, in form satisfactory to the Company, specifying the number of shares of Stock subject to the Stock Option to be purchased and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price. The Exercise Price of any Stock Option shall be paid in full in cash (by cash, certified or bank check, wire transfer, or any combination thereof, or such other instrument as the Company may accept). The Option may not be exercised unless the Grantee (a) enters into any document (a "Private Issuance Document") the Company determines necessary to ensure that the Option Shares are issued pursuant to an available exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, and (b) there has been compliance with all the preceding provisions of this Section 2. For all purposes of this Stock Option Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

3. Common Stock to be Issued. Subject to the terms of this Option Agreement, upon notice of exercise any portion of the Option and payment of such Exercise Price as aforesaid, the Company shall promptly issue and cause to be delivered to the Grantee or to such person or persons as the Grantee may designate in writing, a certificate or certificates (in such name or names as the Grantee may designate in writing) for the number of duly authorized, fully paid and non-assessable whole Shares to be purchased upon the exercise of this Option, and shall deliver to the Grantee Common Stock. This Option shall be exercisable, at the sole election of the Grantee, either in full or from time to time in part and, in the event that any certificate evidencing this Option (or any portion thereof) is exercised prior to the Termination Date with respect to less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate of like tenor evidencing the remaining portion of this Option shall be issued by the Company, if so requested by the Grantee.

4. Transfer Agent. Upon the Company’s receipt of a facsimile or original of Grantee’s signed Election to Exercise Option, the Company shall instruct its transfer agent to issue one or more stock Certificates representing that number of shares of Common Stock which the Grantee is entitled to purchase in accordance with the terms and conditions of this Option and the Election to Exercise Option.

5. Shareholder of Record. Each person in whose name any certificate for shares of Common Stock shall be issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the date on which the Option was exercised and payment of the purchase price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate, except that if the date of such exercise and payment is a date when the Shares transfer books of the Company are closed, such person shall be deemed to have become the holder of such Shares on the next succeeding date on which such Share transfer books are open. The Company shall not close such Share transfer books at any one time for a period longer than seven (7) days.

6. Actions; Costs. It shall be the Company’s responsibility to take all necessary actions and to bear all such costs to issue the certificate of Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required, and any documentary stamp taxes if any, attributable to the initial issuance of the Shares. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon exercise of any portion of the Option that is to be exercised in part, the Company shall issue to the Grantee a written acknowledgment of the number of Shares that remain available under the Option, if so requested by Grantee.

7. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Grantee shall be required to pay such amount to the Company, as provided in the Plan. The Grantee acknowledges and agrees that the Grantee is responsible for the tax consequences associated with the grant of the Option and its exercise.

8. Adjustment of Common Stock Price, Exercise Price and the Number of Shares. The number and kind of securities purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

8.1 Adjustments. The number of Shares purchasable upon the exercise of this Option shall be subject to adjustments as follows:

(a) In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Options immediately prior thereto shall be adjusted so that the holders of the Options shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Options been converted immediately prior to the happening of such event or any record date with respect thereto.

(b) In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends other than as described in Section (8)(a)(ii)), then in such case, the number of shares of Common Stock thereafter issuable upon exercise of the Options shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of the Options, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c) Any adjustment in the number of shares of Common Stock issuable hereunder otherwise required to be made by this Section 8 will not have to be adjusted if such adjustment would not require an increase or decrease in one percent (1%) or more in the number of shares of Common Stock issuable upon exercise of the Option. No adjustment in the number of Shares purchasable upon exercise of this Option will be made for the issuance of shares of capital stock to directors, employees or independent Optionors pursuant to the Company’s or any of its subsidiaries’ stock option, stock ownership or other benefit plans or arrangements or trusts related thereto or for issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under such plan.

(d) Whenever the number of shares of Common Stock issuable upon the exercise of the Options is adjusted, as herein provided, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock issuable upon the exercise of each share of the Options immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

(e) The Company from time to time by action of its Board of Directors may decrease the Exercise Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board of Directors of the Company in its sole discretion shall have made a determination that such decrease would be in the best interest of the Company, which determination shall be conclusive. Whenever the Exercise Price is decreased pursuant to the preceding sentence, the Company shall mail to holders of record of the Options a notice of the decrease at least fifteen (15) days prior to the date the decreased Exercise Price takes effect, and such notice shall state the decreased Exercise Price and the period it will be in effect.

(f) Price/Share Adjustment. Except as provided in the last sentence of this Paragraph 8.1(f), if at any time during the first two (2) years of the term of this Option Agreement, the Company enters into any NEW Stock, Option or Option Agreement(s), for a price that is LOWER than the Exercise Price of this Option, which is Fifty cents ($0.50 U.S.) per Share, then all Options represented by this Agreement shall be lowered by the Company to reflect the NEW lower Common Stock and Exercise Price, to be equal to the lower NEW Stock, Option or Exercise Price of such Agreement. Notwithstanding any other provision of this Paragraph 8.1(f) to the contrary, no adjustment to either price or number of shares shall be made or required by occasion of (i) the grant or issuance of any stock, stock option, stock Option, stock appreciation right or other similar benefit relating to securities to any existing officer, director or employee or to any other person as an inducement to become an officer, director or employee, or to any person rendering services to the Company in connection with a consulting agreement, whether such grant or issuance is in respect of stock restricted under Section 144 or otherwise the subject of a Registration Statement filed with the SEC under Form S-8 or its equivalent, or (ii) any adjustment required pursuant to the other provisions of this Section 8.

8.2 Mergers, Etc.  In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Options then outstanding shall have the right thereafter to exercise such Option only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Options would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“constituent entity”), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised (“non-electing share”), then for the purpose of this Section 8.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Options, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Options. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Options such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 8.2.

9. Changes in Company's Capital Structure. The existence of the Option will not affect in any way the right or authority of the Company or its stockholders to make or authorize

(a) any adjustment, recapitalization, reorganization or other changes in the Company's capital structure or its business;

(b) any acquisition, merger or consolidation of the Company;

(c) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof;

(d) the dissolution or liquidation of the Company;

(e) any sale or transfer of all or any part of the Company's assets or business; or

(f) any other corporate act or proceeding, whether of a similar character or otherwise.

10. Employment Rights. No provision of this Agreement or of the Option granted hereunder shall give the Grantee any right to continue in the employ of the Company or any Affiliate of the Company, create any inference as to the length of employment of the Grantee, affect the right of the Company or any Affiliate of the Company to terminate the employment of the Grantee, with or without Cause, or give the Grantee any right to participate in any employee welfare or benefit plan or other program of the Company or any Affiliate of the Company.

11. No Rights as Stockholders: Notices to Grantees. Nothing contained in this Option shall be construed as conferring upon the Grantee or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Option Period and prior to the exercise of this Option, any of the following events shall occur:

(a) any action which would require an adjustment pursuant to Section 8.1; or

(b) a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety; then in any one or more of said events, the Company shall give notice in writing of such event to the Grantee at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the effective date, as the case may be.

12. Obligation to Register. Grantee acknowledges and agrees that the Company does not have any present intention and is under no obligation to register the Option Shares under the Securities and Exchange Act of 1933 or applicable state securities laws.

13. Piggy-Back Registration Rights. The Company hereby gives the Undersigned unlimited Piggy-Back Registration Rights under this Option Agreement. If at any time the Company proposes to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its securities (other than on Form S-4 or Form S-8 or their then equivalents relating to securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) the Company shall promptly send to Grantee written notice of the Company’s intention to file a Registration Statement and of Grantee’s rights under this Section 13 and, if within twenty (20) days after receipt of such notice, Grantee shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities Grantee requests to be registered. No right to registration of Registrable Securities under this Section 13 shall be construed to limit any registration. If an offering in connection with which Grantee is entitled to registration under this Section 13 is an underwritten offering, then Grantee whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

14. Miscellaneous.

14.1 Benefits of this Agreement. Nothing in this Option shall be construed to give to any person or corporation other than the Company and the Grantee any legal or equitable right, remedy or claim under this Option, and this Option shall be for the sole and exclusive benefit of the Company and the Grantee.

14.2 Rights Cumulative; Waivers. The rights of each of the parties under this Option are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. However, the Grantee may waive a default and its consequences. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

14.3 Benefit; Successors Bound. This Option and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, executors, administrators, representatives, successors, and permitted assigns.

14.4 Entire Agreement. This Option contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Option or the matters described in this Option, except as set forth in this Option. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Option.

14.5 Assignment. This Option may be assigned, in whole or in part, by Assignment of Option completed, executed and delivered to the Company.

14.6 Amendment. This Option may be amended only by an instrument in writing executed by the parties hereto.

14.7 Severability. Each part of this Option is intended to be severable. In the event that any provision of this Option is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Option shall continue in full force and effect.

14.8 Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Grantee, at the address set forth under its name in the subscription agreement for this Option, with a copy to its designated attorney and (iii) if to any other Grantee, at such address as such Grantee shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this section, and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

14.9 Governing Law. This Agreement shall be governed by the interpreted in accordance with the laws of the State of Arizona without reference to its conflicts of laws rules or principles.

14.10 Forum Selection and Consent to Jurisdiction.  Any litigation based thereon, or arising out of, under, or in connection with, this agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Grantee shall be brought and maintained exclusively in the federal courts of the State of Arizona without reference to its conflicts of laws rules or principles. The Company hereby expressly and irrevocably submits to jurisdiction exclusively with the federal Courts of the State of Arizona for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Arizona. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

14.11 Waiver of Jury Trial. The Grantee and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Grantee or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Grantee entering into this agreement.

14.12 Consents. The person signing this Option on behalf of the Company hereby represents and Options that he has the necessary power, consent and authority to execute and deliver this Option on behalf of the Company.

14.13 Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Option, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Option and the transactions contemplated hereby.

14.14 14.14 Section Headings. The Section headings in this Option are for reference purposes only and shall not affect in any way the meaning or interpretation of this Option.

14.15 Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

IN WITNESS WHEREOF, the parties have caused this Option to be duly executed, all as of the day and year first above written.

Tankless Systems Worldwide, Inc.	Digital Crossing, LLC
/s/ Thomas Kreitzer	/s/ Preston J. Shea

Name Thomas Kreitzer Title Chief Executive Officer	Name Preston J. Shea Title Manager

Amendment No. 1
to
AGREEMENT
FOR CONSULTING SERVICES

THIS Agreement (Amendment) is made this 4th day of June, 2004, by and between DIGITAL CROSSING, LLC, (hereinafter referred to as “Consultant”) and TANKLESS SYSTEMS WORLDWIDE, INC., a Nevada corporation (“Company”).

WHEREAS, the Consultant and Company are parties to that one certain Agreement for Consulting Services dated February 1, 2004 (the “Consulting Agreement”); and

WHEREAS, the Consultant has agreed to provide additional services pursuant to said Consulting Agreement in exchange for which the Company has agreed to pay additional compensation;

NOW THEREFORE, In consideration of the foregoing and the covenants contained herein, the parties hereto hereby agrees as follows.

1. Paragraph 5(a) of the Consulting Agreement shall be amended to provided that, effective June 1, 2004, the Company will pay to Consultant a monthly fee in the amount of $5,000.00, payable semi-monthly, in arrears, on the 15th and last day of each month during the remainder of the Term of this Agreement commencing June 15, 2004 (for the period June 1 through June 15). Any partial month shall be pro-rated and the payment next due shall reflect such proration.

2. Paragraph 7 of the Consulting Agreement shall be amended to expressly provide for the reimbursement to Consultant of all cell phone charges incurred during the Term of the agreement with respect to one (1) cell telephone, such means of communication being vital to the effectiveness of the services rendered to and for the benefit of the Company.

3. Except as expressly provided in this Amendment, the terms and conditions of the Consulting Agreement shall remain as originally agreed and in full force and effect.

EXECUTED this ___4th___ day of June, 2004.

TANKLESS SYSTEMS WORLDWIDE, INC. a Nevada corporation	DIGITAL CROSSING, LLC
/s/ Thomas Kreitzer	/s/ Preston J. Shea

Name Thomas Kreitzer Title CEO	Name Preston J. Shea Title Manager

1

Amendment No. 2
to
AGREEMENT
FOR CONSULTING SERVICES

THIS Agreement (Amendment) is made effective the 31st day of January, 2005 by and between DIGITAL CROSSING, L.L.C., a Delaware limited liability company (“Consultant”), and TANKLESS SYSTEMS WORLDWIDE, INC., a Nevada corporation (“Company”).

WHEREAS, the Consultant and the Company are parties to that one certain Agreement for Consulting Services dated February 1, 2004 (the “Consulting Agreement”); and

WHEREAS, the Consulting Agreement was amended, effective June 4, 2004, by Amendment No. 1 thereto; and

WHEREAS, by its terms, the Consulting Agreement was to terminate on January 31, 2005, but by agreement of the parties did not terminate and was continued after that date with the understanding that a more formal amendment would be executed containing the agreed terms and conditions of such continued engagement; and

WHEREAS, the Company considers the services of the Consultant to be valuable to the success of the Company and desires to continue to avail itself of such services, and the Consultant has agreed to continue to provide services pursuant to the Consulting Agreement;

NOW, THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties hereto hereby agree as follows:

1. The fourth (4th) sentence of Paragraph 1 of the Consulting Agreement shall be amended to provide that the services of Consultant pursuant to this Consulting Agreement shall be rendered exclusively to and at the sole direction of the Board of Directors of the Company and not to any officer or employee of the Company, such term being a material condition of Consultant in agreeing to the extension herein provided.

2. Paragraph 4 of the Consulting Agreement shall be amended to provide that the term of the Agreement is extended for three (3) additional years, to January 31, 2008.

3. Paragraph 5(a) of the Consulting Agreement shall be amended to provide for and read as follows:

(a) Effective February 1, 2005, the Company will pay a monthly fee to Consultant in the amount of Ten Thousand Dollars ($10,000.00) payable semi-monthly, in arrears, on the 15th and last day of each month during the remainder of the Term of this Agreement, commencing February 15, 2005 (for the period February 1 through February 15, 2005) and continuing semi-monthly for the remainder of the Term. Any partial month shall be pro-rated and the payment next due shall reflect such pro-ration. In the event the Consulting Agreement shall be terminated for any reason, or for no reason whatsoever, all sums remaining for the balance of the Term of this Agreement shall immediately become due and payable. The Consultant agrees that the fee otherwise payable as provided above in excess of $5,000.00 per month may, at the discretion of the Company, be paid in the form of common stock of the Company. The amount of compensation not paid in cash (the “Stock Based Payment”) shall be divided by the per share Price, determined as follows: the price per share at which the shares shall be valued and issued shall be seventy-five percent (75%) of the average of the closing prices of the Company’s common stock as reported by Bloomberg, L.P., or other independent reporting service acceptable to both parties, for the ten (10) day trading period preceding the date on which Company shall have given written notice of such election (the “Price”), and the Company, upon issuance and delivery of the certificates evidencing such shares, as determined above, shall be credited as having paid a sum equal to the product of the number of shares times the Price. Shares issued as Stock Based Payment shall be restricted pursuant to the provisions of Rule 144 of the Securities Act of 1933 but otherwise bear no restrictions of any nature.

4. Paragraph 5(c) of the Consulting Agreement shall be amended to provide that the Exercise Period and the Option Period, as those terms are used in the Option Agreement attached as Exhibit “A” to the Consulting Agreement (the “Option Agreement”), shall be extended five additional years from the Grant Date, for a total of ten (10) years, said periods to end on February 11, 2014.

5. Paragraph 5 of the Consulting Agreement shall be amended to include the following as subparagraph (h) thereof:

(h) In addition to other sums due and payable hereunder, the Company will pay to Consultant during the remainder of the Term of this Consulting Agreement (i) the sum of Five Hundred Dollars ($500) per month to enable one designated employee, consultant, agent or representative of Consultant to purchase and maintain health insurance, (ii) shall reimburse Consultant, or such designated employee, consultant, agent or representative of Consultant for any costs and expenses incurred for medical services not otherwise paid or reimbursed by such medical insurance provider, including any deductibles, not to exceed the aggregate sum of Five Thousand Dollars ($5,000.00) per calendar year during the Term hereof, (iii) shall pay directly or reimburse Consultant for all costs incidental to one cellular telephone in the name of Consultant or an employee, consultant, agent or representative of Consultant, and (iv) shall reimburse Consultant, or an employee, consultant, agent or representative of Consultant, for professional continuing education seminars, classes, fees and related expenses, including associated travel expenses, and for all dues and fees payable to professional and governing bodies.

6. Paragraph 5 of the Consulting Agreement shall be amended to include the following as subparagraph (i) thereof:

(i) As an inducement to Consultant to extend the Term of this Consulting Agreement and as additional agreed compensation for services heretofore rendered beyond those contemplated at the inception of the Consulting Agreement (the agreements for such additional compensation having been embodied in various oral agreements between the Consultant and the Company during the initial Term of the Consulting Agreement, which are hereby acknowledged and memorialized in this paragraph), including, but not limited to, matters relating to the following:

(i) the filing of Chapter 11 Bankruptcy Protection for Envirotech Systems Worldwide, Inc. (“Envirotech”), a subsidiary of the Company, and the preparation and filing of a Plan of Reorganization;

(ii) the filing of claims in U.S. District Court against the former officers, directors and principal shareholders of Envirotech and the successful prosecution of same to satisfactory settlements;

(iii) changes in interim management and the efforts of Consultant to maintain stability and focus for the Company;

(iv) handling various previously unknown claims, suits and demands on behalf of the Company;

(v) planning, documenting and overseeing the raising of capital for the Company;

(vi) supervising the accounting and administration of the affairs of the Company and its affiliated entities;

(vii) assisting in the annual audit and monthly reviews by the auditors for the Company and the preparation and filing of annual and quarterly reports with the Securities Exchange Commission; and

(viii) supervising and guiding the research and development program of the Company resulting in the filing of several new Applications for Patents and the development of a new line of products that the Company anticipates manufacturing and marketing, all of which have been to the direct benefit of the Company and its shareholders, it being the opinion of the Company that, but for such extraordinary efforts on the part of Consultant, in concert with various other key consultants, the Company would not have survived this period, the Company agrees to issue and deliver to Consultant, upon execution of this Amendment, Seven Hundred Fifty Thousand (750,000) shares of Common Stock of the Company, $0.001 par value, which shares shall be restricted pursuant to the provisions of Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), and issued pursuant to the provisions of subparagraphs (d) through (g) of this paragraph 5 and entitled to the rights set forth in paragraph 6 of the Consulting Agreement. Such shares shall be deemed fully earned when issued and no portion shall be subject to attachment, refund or return to the Company. All such shares, when issued, shall be deemed fully paid and non-assessable, shall be without restriction or other condition except as may be imposed by Rule 144, and the issuance of such shares will not be subject to any preemptive or similar rights.

7. Except as expressly provided in this Amendment, the terms and conditions of the Consulting Agreement, as heretofore amended by Amendment No. 1, shall remain as originally agreed and in full force and effect. In the event of any conflict between the provisions of this Amendment and Amendment No. 1 or the original Consulting Agreement, the terms and provisions of this Amendment shall prevail.

EXECUTED this 6th  day of September 2005, to be effective the 31st day of January 2005.

TANKLESS SYSTEMS WORLDWIDE, INC. a Nevada corporation	DIGITAL CROSSING, L.L.C. a Delaware limited liability company
/s/ Thomas Kreitzer	/s/ Andrea Dworshak

Name Thomas Kreitzer Title CEO	Name Andrea Dworshak Title Manager

1